Exhibit 10.46
DOMA HOLDINGS, INC.
OMNIBUS INCENTIVE PLAN
NOTICE OF PRSU AWARD

Except as otherwise indicated, any capitalized term used but not defined in this Notice of PRSU Award (this “Notice”) shall have the meaning ascribed to such term in the Doma Holdings, Inc. Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

You (the “Participant”) have been granted an Award of performance restricted stock units (“PRSUs”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached PRSU Agreement (this Notice and the attached PRSU Agreement, collectively, the “Award Agreement”).

Name:	[●]

Target Number of PRSUs:	[●]

Date of Grant:	[●]

Award Determination Date
The date on which the Committee certifies the extent to which the Performance Condition(s) are met and determines the number of PRSUs to be awarded to the Participant, which shall occur as set forth under “Award Determination Date” on Exhibit A to this Agreement.

Performance Period:	The Performance Period shall be as set forth under “Performance Period” on Exhibit A to this Agreement.

Performance Condition(s):
The Award shall be subject to the satisfaction of the Performance Condition set forth under “Performance Conditions” on Exhibit B to this Agreement and the actual number of PRSUs earned for the Performance Period shall be between 0% and the Maximum Percentage (as set forth on Exhibit A to this Agreement).

Service Vesting:	Subject to Section 2 of the PRSU Agreement, the PRSUs will vest as set forth under “Service Vesting” on Exhibit A to this Agreement.
The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

DOMA HOLDINGS, INC.
By:
Name:
Title:

1

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan.

PARTICIPANT
By:
[●]
2

DOMA HOLDINGS, INC.
OMNIBUS INCENTIVE PLAN
PRSU AGREEMENT

The Participant named in the attached Notice of PRSU Award (the “Notice”) has been granted an Award of PRSUs (the “Award”) pursuant to the Doma Holdings, Inc. Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this PRSU Agreement (this “Agreement”), dated as of [●], 20[●], between the Participant and Doma Holdings, Inc. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Issuance of Shares. Each PRSU shall represent the right to receive one Share upon the vesting of such PRSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice, and subject to the satisfaction of the Performance Condition(s). The target number of PRSUs is set forth in the Notice.
2.Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in the Notice.
3.Termination of Service.
(a)Other Than Due to Death or Disability. In the event of the Participant’s Termination of Service for any reason other than due to death or Disability, any PRSUs that are not vested as of the date of such Termination of Service will be forfeited.
(b)Due to Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, (i) to the extent the Performance Period has ended, but the Award Determination Date has not yet occurred, the PRSUs shall be earned based on actual performance as determined by the Administrator on the Award Determination Date, and shall vest on the Award Determination Date, (ii) to the extent the Performance Period has not yet ended, the PRSUs shall be deemed to have been earned at the target level (100%), and shall immediately vest and (iii) to the extent the Award Determination Date has previously occurred, any earned but unvested PRSUs shall immediately vest.
(c)As used herein, “Disability” has the meaning set forth in the Participant’s Service Agreement, if any, or, if not so defined, means the Participant (i) being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.
4.Change in Control. In the event of a Change in Control, the PRSUs will be treated in accordance with Section 12(c) of the Plan.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PRSUs unless and until the Participant becomes the record owner of the Shares underlying the PRSUs .
6.Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Date of Grant set forth in the Notice and ending on the date on which the Shares underlying the PRSUs are distributed to the Participant pursuant to this Agreement, the

Participant shall be eligible to receive an amount in cash, or to the extent determined by the Committee in writing, Shares (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the PRSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding PRSUs. For clarity, no Dividend Equivalent will be paid with respect to any PRSUs that are forfeited.
7.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the PRSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such PRSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Unless otherwise determined by the Committee, the Tax Related Items which the Company determines must be withheld with respect to this Award (the “Tax Withholding Obligations”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”). In addition to Shares sold to satisfy the Tax Withholding Obligations, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligations and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method. The Participant further acknowledges and agrees that it is the Participant’s intent that the Sell-to-Cover Method and this Section 8 comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Notwithstanding the foregoing, the Company may withhold Shares issued on settlement of the Award to cover the amount of the Tax-Related Items associated with such settlement

(c)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares.
(d)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
9.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary, wages or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay, regular pay or wages for any purpose.
10.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by email, personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Doma Holdings, Inc.
[ADDRESS]
Attention: [●]
Email: [●]
If to the Participant, to the address of the Participant on file with the Company.
13.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.
14.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

15.Transfer of PRSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
16.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
17.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
18.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan, to reflect any changes in applicable law or financial accounting standards or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
19.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
20.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
21.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
22.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of the state of Delaware, without application of the conflicts of law principles thereof.
23.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PRSU pursuant to this Agreement.
24.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

Exhibit A
[TBD – depending on specifics of approved grant].
“Award Determination Date”: [___].
“Maximum Percentage”:    [__]%
“Performance Period”: The period beginning [___] and ending [___].
“Service Vesting”: [Any awarded PRSUs shall vest as follows:
•[__] ([each, a] “Vesting Date”).
[__].

A-1

Exhibit B
[TBD – depending on specifics of approved grant].

Performance Condition(s):
[____]

B-1